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EXHIBIT 3.34

ARTICLES OF RESTATEMENT
OF THE
ARTICLES OF INCORPORATION
OF
HUNTSMAN GROUP INTELLECTUAL PROPERTY HOLDINGS CORPORATION

January 15, 1997

        In accordance with Section 16-10a-1007 of the Utah Revised Business Corporation Act (the "URBCA"), Huntsman Group Intellectual Property Holdings Corporation, a Utah corporation (the "Corporation"), hereby declares and certifies as follows:

          1.     The name of the Corporation is Huntsman Group Intellectual Property Holdings Corporation.

          2.     The text of the Amended and Restated Articles of Incorporation (the "Amended and Restated Articles") is attached hereto as Exhibit A and is incorporated herein by this reference.

          3.     The amendments contained in the Amended and Restated Articles provide for a reclassification, exchange or cancellation of issued shares of the Corporation. The reclassification shall be as set forth in the Amended and Restated Articles and the exchange and cancellation shall be implemented as set forth in Exhibit B attached hereto and incorporated herein by this reference.

          4.     The Amended and Restated Articles were approved as of January 15, 1997 in accordance with the requirements of the URBCA.

          5.     The Amended and Restated Articles were approved by the sole shareholder of the Corporation. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately, number of votes of each voting group indisputably represented, and the total number of votes cast for and against the Amended and Restated Articles by each voting group were as follows:

Designation	Outstanding Shares	Votes Entitled to be Cast	Votes Represented	For	Against
Common Stock	1,000	1,000	1,000	1,000	0

The number of votes cast for the Amended and Restated Articles was sufficient for approval.

        IN WITNESS WHEREOF, these Articles of Restatement have been executed by the Corporation as of the date first written above.

Huntsman Group Intellectual Property Holdings Corporation, a Utah corporation
	By	/s/ RICHARD P. DURHAM Richard P. Durham President and Chief Operating Officer
Attest:
/s/ ROBERT B. LENCE Robert B. Lence Secretary

MAILING ADDRESS

        If, upon completion of filing of the above Articles of Restatement, the Utah Department of Commerce, Division of Corporations and Commercial Code elects to send a copy of the Articles of Restatement to Huntsman Group Intellectual Property Holdings Corporation by mail, the address to which the copy should be mailed is:

Huntsman Group Intellectual Property Holdings Corporation
500 Huntsman Way
Salt Lake City, Utah 84108

2

Exhibit A

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
HUNTSMAN GROUP INTELLECTUAL PROPERTY HOLDINGS CORPORATION

        Pursuant to and in accordance with Section 16-10a-1007 of the Utah Revised Business Corporation Act, as amended, supplemented or superseded (the "URBCA"), the following are the Amended and Restated Articles of Incorporation of Huntsman Group Intellectual Property Holdings Corporation, a Utah corporation (the "Corporation"):

ARTICLE I

NAME

        The name of the Corporation is Huntsman Group Intellectual Property Holdings Corporation.

ARTICLE II

PURPOSES AND POWERS

        The Corporation is organized to engage in any and all lawful acts, activities and/or pursuits for which corporations may presently or hereafter be organized under the URBCA.

        The Corporation shall have all powers allowed by law, including without limitation those powers described in Section 302 of the URBCA. The purposes stated herein shall be construed as powers as well as purposes and the enumeration of a specific purpose or power shall not be construed to limit or restrict the meaning of general terms or the general powers; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

ARTICLE III

CAPITALIZATION

        The Corporation is authorized to issue four (4) classes of shares. The total number of shares the Corporation is authorized to issue is One Hundred Seventy-Five Thousand (175,000) shares. All capitalized terms used in this Article III have the meanings specified in the Section 5 below. The preferences, limitations and relative rights of each of the four (4) classes of shares of the Corporation are as follows:

1.    COMMON STOCK

        1.1    Number, Designation and Par Value.    The Corporation is authorized to issue One Hundred Thousand (100,000) shares designated as "Common Stock," each having no par value ("Common Stock").

        1.2    Voting.    Each outstanding share of Common Stock shall be entitled to one (1) vote on each matter to be voted upon by the Shareholders. Except as otherwise provided by law, shares of Common Stock shall be voted together with shares of the Class A Stock, the Class B Stock and the Class C Stock in a single voting group.

        1.3    Net Assets.    The Common Shareholders, subject to the preferences and rights of the Class A Shareholders, the Class B Shareholders and the Class C Shareholders, shall be entitled to receive the net assets of the Corporation upon the dissolution of the Corporation.

        1.4    Payment.    All shares of Common Stock shall be fully paid and nonassessable.

2.    CLASS A STOCK

        2.1    Number, Designation and Par Value.    The Corporation is authorized to issue Twenty-Five Thousand (25,000) shares designated as "Class A Stock," each having no par value ("Class A Stock").

        2.2    Voting.    Each outstanding share of Class A Stock shall be entitled to one (1) vote on each matter to be voted upon by the Shareholders. Except as otherwise provided by law, shares of Class A Stock shall be voted together with shares of the Common Stock, the Class B Stock and the Class C Stock in a single voting group.

        2.3    Class A Dividends.    The Class A Shareholders shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation (in its absolute discretion) Class A Dividends, subject to and in accordance with the following:

          (a)   Class A Dividends may be declared and paid only out of the lesser of (i) the Legally Available Assets, and (ii) the Class A Available Dividend Amount.

          (b)   Class A Dividends shall be paid to the Class A Shareholders of record at the close of business on the applicable record date specified by the Board of Directors of the Corporation at the time the Class A Dividend is declared.

          (c)   Class A Dividends shall not be in preference to Distributions on any other class of stock of the Corporation, and the Corporation, at any time, may declare and make Distributions (i) exclusively on a single class of stock, or (ii) in equal or unequal amounts, on some or all classes of stock. Distributions may be declared and made without reference to (w) the relative amounts of the Class A Available Dividend Amount, the Class B Available Dividend Amount and the Class C Available Dividend Amount, (x) the previous declaration or payment of Distributions on any class of stock, (y) the respective liquidation preference of any class of stock, or (z) any other factor (except as otherwise required by law).

        2.4    Liquidation Preference.    In the event of any Fundamental Corporate Transaction, unless otherwise agreed in writing by all of the Class A Shareholders, each Class A Shareholder shall be paid, in exchange for each outstanding share of Class A Stock, an amount in cash equal to the Class A Liquidation Preference, subject to and in accordance with the following:

          (a)   Payment of the Class A Liquidation Preference shall be made out of Legally Available Assets, in preference to any Distributions to the Common Shareholders and in parity with any Distributions to the Class B Shareholders and the Class C Shareholders.

          (b)   If the Legally Available Assets are insufficient to pay the full amount of the Liquidation Preference, the full amount of the Legally Available Assets shall be allocated and paid to each Class A Shareholder, Class B Shareholder and Class C Shareholder on a pro rata basis. The Class A Shareholders shall not be entitled to any Distributions on shares of Class A Stock in excess of the amount of the Class A Liquidation Preference.

        2.5    Conversion.    At any time, the Corporation (at its option) or any Class A Shareholder (at such person's option) may convert shares of Class A Stock into shares of Common Stock, subject to and in accordance with the following:

          (a)   Upon Conversion, shares of Class A Stock shall become the whole number of fully paid and non-assessable shares of Common Stock determined by multiplying the Conversion Ratio by the number of shares of Class A Stock converted.

          (b)   The minimum number of shares of Class A Stock which may be converted in any Conversion is 100 (unless the total number of shares of Class A Stock held by a Class A Shareholder is less than 100, in which case the Conversion shall include all of the shares of Class A Stock held by such Class A Shareholder).

          (c)   No fractional shares of Common Stock shall be issued upon Conversion. In lieu of fractional shares of Common Stock, the Corporation shall pay to the (former) Class A Shareholder an amount in cash equal to the applicable fraction multiplied by the Conversion Price.

          (d)   Before any Conversion, (a) the Class A Shareholder (if it is causing the Conversion) or the Corporation (if it is causing the Conversion) shall provide the Conversion Notice to the other party, and (b) as soon as practicable thereafter, the Class A Shareholder shall surrender the Class A Certificates, duly endorsed, to the Corporation. The Corporation shall hold the Class A Certificates in trust for the benefit of the Class A Shareholder until Conversion occurs and the Class A Shareholder shall be entitled to vote the shares of Class A Stock until Conversion occurs. If less than all of the shares of Class A Stock represented by a certificate are to be converted into Common Stock, the Corporation, as soon as practicable after receipt of the Class A Certificate, shall deliver to the applicable Class A Shareholder at the address set forth in the records of the Corporation a certificate representing the shares of Class A Stock not converted into Common Stock.

          (e)   As soon as practicable after the receipt of the Conversion Notice (if the Class A Shareholder is causing the Conversion) or the sending of the Conversion Notice (if the Corporation is causing the Conversion), the Corporation, in good faith (with or without, at the Corporation's sole option, the assistance of an independent appraiser), shall determine the Conversion Price as of the Determination Date.

          (f)    As soon as practicable after the determination of the Conversion Price, the Corporation shall issue and deliver to the (former) Class A Shareholder at the address set forth in the records of the Corporation (i) a statement of the Conversion Price, (ii) a certificate for the number of shares of Common Stock issued upon Conversion in accordance with Section 2.5(a) above, and (iii) if applicable, a check payable to the (former) Class A Shareholder in lieu of any fractional share of Common Stock in accordance with Section 2.5(c) above.

          (g)   Conversion shall be deemed to occur immediately prior to the close of business on the date the shares of Common Stock issuable upon such Conversion are deposited with a nationally recognized delivery service for delivery to the Class A Shareholder at the address set forth in the records of the Corporation (or, if such shares of Common Stock are not so delivered, when such shares of Common Stock are actually received by the (former) Class A Shareholder), and the (former) Class A Shareholder shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

          (h)   As long as any shares of Class A Stock shall be outstanding, the Corporation shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the Conversion of shares of Class A Stock, that number of shares of Common Stock necessary to effect the Conversion of all the then outstanding shares of Class A Stock. If at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the Conversion of all the then outstanding shares of Class A Stock, the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient to effect such Conversion.

          (i)    The Corporation shall pay any and all documentary, stamp or similar issuance or transfer taxes that may be payable in respect of the issuance or delivery of Common Stock upon Conversion. The Corporation shall not, however, be required to pay any such tax which may be payable in respect or because of any issuance or transfer and delivery of Common Stock in a name other than that in which the shares of Class A Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or that there exists an applicable exemption from such tax.

        2.6    Redemption.    Except as otherwise expressly provided by law, the Corporation shall have the right, at any time or from time to time, to purchase shares of Class A Stock at a price in cash equal to the Class A Liquidation Preference, subject to the following:

          (a)   The Corporation shall provide a Redemption Notice to the Class A Shareholders not less than fifteen (15) days prior to the actual date of the Redemption.

          (b)   If fewer than all of the outstanding shares of Class A Stock are to be purchased by the Corporation, the number of shares of Class A Stock to be purchased shall be determined by the Board of Directors of the Corporation, and the shares of Class A Stock to be purchased shall be purchased pro rata among the Class A Shareholders.

          (c)   After the date of the Redemption, the Class A Stock purchased by the Corporation shall no longer be deemed to be outstanding and shall be canceled, and all rights of the (former) Class A Shareholders thereof shall cease.

        2.7    Payment.    All shares of the Class A Stock shall be fully paid and nonassessable.

3.    CLASS B STOCK

        3.1    Number, Designation and Par Value.    The Corporation is authorized to issue Twenty-Five Thousand (25,000) shares designated as "Class B Stock," each having no par value ("Class B Stock").

        3.2    Voting.    Each outstanding share of Class B Stock shall be entitled to one (1) vote on each matter to be voted upon by the Shareholders. Except as otherwise provided by law, shares of Class B Stock shall be voted together with shares of the Common Stock, the Class A Stock and the Class C Stock in a single voting group.

        3.3    Class B Dividends.    The Class B Shareholders shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation (in its absolute discretion) Class B Dividends, subject to and in accordance with the following:

          (a)   Class B Dividends may be declared and paid only out of the lesser of (i) the Legally Available Assets, and (ii) the Class B Available Dividend Amount.

          (b)   Class B Dividends shall be paid to the Class B Shareholders of record at the close of business on the applicable record date specified by the Board of Directors of the Corporation at the time the Class B Dividend is declared.

          (c)   Class B Dividends shall not be in preference to Distributions on any other class of stock of the Corporation, and the Corporation, at any time, may declare and make Distributions (i) exclusively on a single class of stock, or (ii) in equal or unequal amounts, on some or all classes of stock. Distributions may be declared and made without reference to (w) the relative amounts of the Class B Available Dividend Amount, the Class A Available Dividend Amount and the Class C Available Dividend Amount, (x) the previous declaration or payment of Distributions on any class of stock, (y) the respective liquidation preference of any class of stock, or (z) any other factor (except as otherwise required by law).

        3.4    Liquidation Preference.    In the event of any Fundamental Corporate Transaction, unless otherwise agreed in writing by all of the Class B Shareholders, each Class B Shareholder shall be paid, in exchange for each outstanding share of Class B Stock, an amount in cash equal to the Class B Liquidation Preference, subject to and in accordance with the following:

          (a)   Payment of the Class B Liquidation Preference shall be made out of Legally Available Assets, in preference to any Distributions to the Common Shareholders and in parity with any Distributions to the Class A Shareholders and the Class C Shareholders.

          (b)   If the Legally Available Assets are insufficient to pay the full amount of the Liquidation Preference, the full amount of the Legally Available Assets shall be allocated and paid to each Class B Shareholder, Class A Shareholder and Class C Shareholder on a pro rata basis. The Class B Shareholders shall not be entitled to any Distributions on shares of Class B Stock in excess of the amount of the Class B Liquidation Preference.

        3.5    Conversion.    At any time, the Corporation (at its option) or any Class B Shareholder (at such person's option) may convert shares of Class B Stock into shares of Common Stock, subject to and in accordance with the following:

          (a)   Upon Conversion, shares of Class B Stock shall become the whole number of fully paid and non-assessable shares of Common Stock determined by multiplying the Conversion Ratio by the number of shares of Class B Stock converted.

          (b)   The minimum number of shares of Class B Stock which may be converted in any Conversion is 100 (unless the total number of shares of Class B Stock held by a Class B Shareholder is less than 100, in which case the Conversion shall include all of the shares of Class B Stock held by such Class B Shareholder).

          (c)   No fractional shares of Common Stock shall be issued upon Conversion. In lieu of fractional shares of Common Stock, the Corporation shall pay to the (former) Class B Shareholder an amount in cash equal to the applicable fraction multiplied by the Conversion Price.

          (d)   Before any Conversion, (a) the Class B Shareholder (if it is causing the Conversion) or the Corporation (if it is causing the Conversion) shall provide the Conversion Notice to the other party, and (b) as soon as practicable thereafter, the Class B Shareholder shall surrender the Class B Certificates, duly endorsed, to the Corporation. The Corporation shall hold the Class B Certificates in trust for the benefit of the Class B Shareholder until Conversion occurs and the Class B Shareholder shall be entitled to vote the shares of Class B Stock until Conversion occurs. If less than all of the shares of Class B Stock represented by a certificate are to be converted into Common Stock, the Corporation, as soon as practicable after receipt of the Class B Certificate, shall deliver to the applicable Class B Shareholder at the address set forth in the records of the Corporation a certificate representing the shares of Class B Stock not converted into Common Stock.

          (e)   As soon as practicable after the receipt of the Conversion Notice (if the Class B Shareholder is causing the Conversion) or the sending of the Conversion Notice (if the Corporation is causing the Conversion), the Corporation, in good faith (with or without, at the Corporation's sole option, the assistance of an independent appraiser), shall determine the Conversion Price as of the Determination Date.

          (f)    As soon as practicable after the determination of the Conversion Price, the Corporation shall issue and deliver to the (former) Class B Shareholder at the address set forth in the records of the Corporation (i) a statement of the Conversion Price, (ii) a certificate for the number of shares of Common Stock issued upon Conversion in accordance with Section 2.5(a) above, and (iii) if applicable, a check payable to the (former) Class B Shareholder in lieu of any fractional share of Common Stock in accordance with Section 2.5(c) above.

          (g)   Conversion shall be deemed to occur immediately prior to the close of business on the date the shares of Common Stock issuable upon such Conversion are deposited with a nationally recognized delivery service for delivery to the Class B Shareholder at the address set forth in the records of the Corporation (or, if such shares of Common Stock are not so delivered, when such shares of Common Stock are actually received by the (former) Class B Shareholder), and the (former) Class B Shareholder shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

          (h)   As long as any shares of Class B Stock shall be outstanding, the Corporation shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the Conversion of shares of Class B Stock, that number of shares of Common Stock necessary to effect the Conversion of all the then outstanding shares of Class B Stock. If at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the Conversion of all the then outstanding shares of Class B Stock, the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient to effect such Conversion.

          (i)    The Corporation shall pay any and all documentary, stamp or similar issuance or transfer taxes that may be payable in respect of the issuance or delivery of Common Stock upon Conversion. The Corporation shall not, however, be required to pay any such tax which may be payable in respect or because of any issuance or transfer and delivery of Common Stock in a name other than that in which the shares of Class B Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or that there exists an applicable exemption from such tax.

        3.6    Redemption.    Except as otherwise expressly provided by law, the Corporation shall have the right, at any time or from time to time, to purchase shares of Class B Stock at a price in cash equal to the Class B Liquidation Preference, subject to the following:

          (a)   The Corporation shall provide a Redemption Notice to the Class B Shareholders not less than fifteen (15) days prior to the actual date of the Redemption.

          (b)   If fewer than all of the outstanding shares of Class B Stock are to be purchased by the Corporation, the number of shares of Class B Stock to be purchased shall be determined by the Board of Directors of the Corporation, and the shares of Class B Stock to be purchased shall be purchased pro rata among the Class B Shareholders.

          (c)   After the date of the Redemption, the Class B Stock purchased by the Corporation shall no longer be deemed to be outstanding and shall be canceled, and all rights of the (former) Class B Shareholders thereof shall cease.

        3.7    Payment.    All shares of the Class B Stock shall be fully paid and nonassessable.

4.    CLASS C STOCK

        4.1    Number, Designation and Par Value.    The Corporation is authorized to issue Twenty-Five Thousand (25,000) shares designated as "Class C Stock," each having no par value ("Class C Stock").

        4.2    Voting.    Each outstanding share of Class C Stock shall be entitled to one (1) vote on each matter to be voted upon by the Shareholders. Except as otherwise provided by law, shares of Class C Stock shall be voted together with shares of the Common Stock, the Class A Stock and the Class B Stock in a single voting group.

        4.3    Class C Dividends.    The Class C Shareholders shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation (in its absolute discretion) Class C Dividends, subject to and in accordance with the following:

          (a)   Class C Dividends may be declared and paid only out of the lesser of (i) the Legally Available Assets, and (ii) the Class C Available Dividend Amount.

          (b)   Class C Dividends shall be paid to the Class C Shareholders of record at the close of business on the applicable record date specified by the Board of Directors of the Corporation at the time the Class C Dividend is declared.

          (c)   Class C Dividends shall not be in preference to Distributions on any other class of stock of the Corporation, and the Corporation, at any time, may declare and make Distributions (i) exclusively on a single class of stock, or (ii) in equal or unequal amounts, on some or all classes of stock. Distributions may be declared and made without reference to (w) the relative amounts of the Class C Available Dividend Amount, the Class A Available Dividend Amount and the Class B Available Dividend Amount, (x) the previous declaration or payment of Distributions on any class of stock, (y) the respective liquidation preference of any class of stock, or (z) any other factor (except as otherwise required by law).

        4.4    Liquidation Preference.    In the event of any Fundamental Corporate Transaction, unless otherwise agreed in writing by all of the Class C Shareholders, each Class C Shareholder shall be paid, in exchange for each outstanding share of Class C Stock, an amount in cash equal to the Class C Liquidation Preference, subject to and in accordance with the following:

          (a)   Payment of the Class C Liquidation Preference shall be made out of Legally Available Assets, in preference to any Distributions to the Common Shareholders and in parity with any Distributions to the Class A Shareholders and the Class B Shareholders.

          (b)   If the Legally Available Assets are insufficient to pay the full amount of the Liquidation Preference, the full amount of the Legally Available Assets shall be allocated and paid to each Class C Shareholder, Class A Shareholder and Class B Shareholder on a pro rata basis. The Class C Shareholders shall not be entitled to any Distributions on shares of Class C Stock in excess of the amount of the Class C Liquidation Preference.

        4.5    Conversion.    At any time, the Corporation (at its option) or any Class C Shareholder (at such person's option) may convert shares of Class C Stock into shares of Common Stock, subject to and in accordance with the following:

          (a)   Upon Conversion, shares of Class C Stock shall become the whole number of fully paid and non-assessable shares of Common Stock determined by multiplying the Conversion Ratio by the number of shares of Class C Stock converted,

          (b)   The minimum number of shares of Class C Stock which may be converted in any Conversion is 100 (unless the total number of shares of Class C Stock held by a Class C Shareholder is less than 100, in which case the Conversion shall include all of the shares of Class C Stock held by such Class C Shareholder).

          (c)   No fractional shares of Common Stock shall be issued upon Conversion. In lieu of fractional shares of Common Stock, the Corporation shall pay to the (former) Class C Shareholder an amount in cash equal to the applicable fraction multiplied by the Conversion Price.

          (d)   Before any Conversion, (a) the Class C Shareholder (if it is causing the Conversion) or the Corporation (if it is causing the Conversion) shall provide the Conversion Notice to the other party, and (b) as soon as practicable thereafter, the Class C Shareholder shall surrender the Class C Certificates, duly endorsed, to the Corporation. The Corporation shall hold the Class C Certificates in trust for the benefit of the Class C Shareholder until Conversion occurs and the Class C Shareholder shall be entitled to vote the shares of Class C Stock until Conversion occurs. If less than all of the shares of Class C Stock represented by a certificate are to be converted into Common Stock, the Corporation, as soon as practicable after receipt of the Class C Certificate, shall deliver to the applicable Class C Shareholder at the address set forth in the records of the Corporation a certificate representing the shares of Class C Stock not converted into Common Stock.

          (e)   As soon as practicable after the receipt of the Conversion Notice (if the Class C Shareholder is causing the Conversion) or the sending of the Conversion Notice (if the

  Corporation is causing the Conversion), the Corporation, in good faith (with or without, at the Corporation's sole option, the assistance of an independent appraiser), shall determine the Conversion Price as of the Determination Date.

          (f)    As soon as practicable after the determination of the Conversion Price, the Corporation shall issue and deliver to the (former) Class C Shareholder at the address set forth in the records of the Corporation (i) a statement of the Conversion Price, (ii) a certificate for the number of shares of Common Stock issued upon Conversion in accordance with Section 2.5(a) above, and (iii) if applicable, a check payable to the (former) Class C Shareholder in lieu of any fractional share of Common Stock in accordance with Section 2.5(c) above.

          (g)   Conversion shall be deemed to occur immediately prior to the close of business on the date the shares of Common Stock issuable upon such Conversion are deposited with a nationally recognized delivery service for delivery to the Class C Shareholder at the address set forth in the records of the Corporation (or, if such shares of Common Stock are not so delivered, when such shares of Common Stock are actually received by the (former) Class C Shareholder), and the (former) Class C Shareholder shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

          (h)   As long as any shares of Class C Stock shall be outstanding, the Corporation shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the Conversion of shares of Class C Stock, that number of shares of Common Stock necessary to effect the Conversion of all the then outstanding shares of Class C Stock. If at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the Conversion of all the then outstanding shares of Class C Stock, the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient to effect such Conversion.

          (i)    The Corporation shall pay any and all documentary, stamp or similar issuance or transfer taxes that may be payable in respect of the issuance or delivery of Common Stock upon Conversion. The Corporation shall not, however, be required to pay any such tax which may be payable in respect or because of any issuance or transfer and delivery of Common Stock in a name other than that in which the shares of Class C Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or that there exists an applicable exemption from such tax.

        4.6    Redemption.    Except as otherwise expressly provided by law, the Corporation shall have the right, at any time or from time to time, to purchase shares of Class C Stock at a price in cash equal to the Class C Liquidation Preference, subject to the following:

          (a)   The Corporation shall provide a Redemption Notice to the Class C Shareholders not less than fifteen (15) days prior to the actual date of the Redemption.

          (b)   If fewer than all of the outstanding shares of Class C Stock are to be purchased by the Corporation, the number of shares of Class C Stock to be purchased shall be determined by the Board of Directors of the Corporation, and the shares of Class C Stock to be purchased shall be purchased pro rata among the Class C Shareholders.

          (c)   After the date of the Redemption, the Class C Stock purchased by the Corporation shall no longer be deemed to be outstanding and shall be canceled, and all rights of the (former) Class C Shareholders thereof shall cease.

        4.7    Payment.    All shares of the Class C Stock shall be fully paid and nonassessable.

5.    DEFINITIONS

        For purposes of this Article III, the terms set forth below have the following meanings:

          "Chemical" means Huntsman Chemical Corporation, a Utah corporation.

          "Chemical Allocated Expenses" means, for each year, the taxes and operating expenses of the Corporation which result from transactions with Chemical or are otherwise allocated to Chemical (in accordance with the applicable policies and practices of the Corporation).

          "Chemical Royalty" means the royalty payable by Chemical to the Corporation in accordance with that certain Huntsman Trademark License Agreement, dated as of December 30, 1996, as the same may be amended from time to time.

          "Class A Available Dividend Amount" means, as of the Distribution Date, the sum of (a) all royalties paid by Chemical to the Corporation in accordance with that certain Huntsman Trademark License Agreement, dated as of December 30, 1996, as such agreement may be amended from time to time, minus (b) all Chemical Allocated Expenses, minus (c) the amount of any Class A Dividends previously declared and paid by the Corporation.

          "Class A Certificates" means the certificate(s) representing shares of Class A Stock.

          "Class A Dividend" means the Distributions to be made on the Class A Stock pursuant to and in accordance with Section 2.3 above.

          "Class A Liquidation Preference" means, as of the Distribution Date, the Class A Available Dividend Amount divided by the number of shares of Class A Stock outstanding.

          "Class A Shareholders" means the holders of the outstanding shares of Class A Stock.

          "Class A Stock" has the meaning specified in Section 2.1 above.

          "Class B Available Dividend Amount" means, as of the Distribution Date, the sum of (a) all royalties paid by Petrochemical to the Corporation in accordance with that certain Huntsman Trademark License Agreement, dated as of December 30, 1996, as such agreement may be amended from time to time, minus (b) all Petrochemical Allocated Expenses, minus (c) the amount of any Class B Dividends previously declared and paid by the Corporation.

          "Class B Certificates" means the certificate(s) representing shares of Class B Stock.

          "Class B Dividend" means the Distributions to be made on the Class B Stock pursuant to and in accordance with Section 3.3 above.

          "Class B Liquidation Preference" means, as of the Distribution Date, the Class B Available Dividend Amount divided by the number of shares of Class B Stock outstanding.

          "Class B Shareholders" means the holders of the outstanding shares of Class B Stock.

          "Class B Stock" has the meaning specified in Section 3.1 above.

          "Class C Available Dividend Amount" means, as of the Distribution Date, the sum of (a) all royalties paid by Packaging to the Corporation in accordance with that certain Huntsman Trademark License Agreement, dated as of December 30, 1996, as such agreement may be amended from time to time, minus (b) all Packaging Allocated Expenses, minus (c) the amount of any Class C Dividends previously declared and paid by the Corporation.

          "Class C Certificates" means the certificate(s) representing shares of Class C Stock.

          "Class C Dividend" means the Distributions to be made on the Class C Stock pursuant to and in accordance with Section 4.3 above.

          "Class C Liquidation Preference" means, as of the Distribution Date, the Class C Available Dividend Amount divided by the number of shares of Class C Stock outstanding.

          "Class C Shareholders" means the holders of the outstanding shares of Class C Stock.

          "Class C Stock" has the meaning specified in Section 4.1 above.

          "Common Stock" has the meaning specified in Section 1.1 above.

          "Conversion" means the conversion of shares of Class A Stock, Class B Stock or Class C Stock into shares of Common Stock pursuant to and in accordance with Sections 2.5, 3.5 or 4.5 above.

          "Conversion Notice" means the notice to be provided by a Class A Shareholder, a Class B Shareholder, a Class C Shareholder or the Corporation in accordance with Sections 2.5(d), 3.5(d) or 4.5(d) above and which shall contain (a) the name and address of the Shareholder whose Class A Stock, Class B Stock or Class C Stock is being converted into shares of Common Stock pursuant to and in accordance with this Article III, and (b) the number of shares of Class A Stock, Class B Stock or Class C Stock to be so converted.

          "Conversion Price" means the fair market value of the Common Stock (on a per share basis) as determined by the Corporation in accordance with Sections 2.5(e), 3.5(e) or 4.5(e) above.

          "Conversion Ratio" means (a) for Class A Stock, the product created when the Class A Liquidation Preference (as of the Distribution Date) is divided by the Conversion Price, (b) for Class B Stock, the product created when the Class B Liquidation Preference (as of the Distribution Date) is divided by the Conversion Price, and (c) for Class C Stock, the product created when the Class C Liquidation Preference (as of the Distribution Date) is divided by the Conversion Price.

          "Determination Date" means the last day of any calendar quarter during which the Corporation has sent or received a Conversion Notice.

          "Distribution" has the meaning specified in Section 102(13) of the URBCA.

          "Distribution Date" means the date established by the Board of Directors of the Corporation for the making of any Distribution to the Shareholders.

          "Fundamental Corporate Transaction" means any transaction (a) that requires the approval of the Shareholders under the URBCA and (b) that would result, immediately after the consummation of such transaction, in the Shareholders immediately prior to such transaction (as a group) holding less than a majority of (i) the Common Stock, the Class A Stock, the Class B Stock or the Class C Stock (and any other voting securities of the Corporation, if any), or (ii) the voting securities or voting interests of the surviving or acquiring corporation or entity if such transaction results in the termination of the existence or the complete acquisition of the Corporation.

          "Legally Available Assets" means the assets of the Corporation available for Distribution to the Shareholders in accordance with the URBCA.

          "Liquidation Preference" means, as of any particular Distribution Date, the total of (a) the Class A Liquidation Preference on all shares of Class A Stock then outstanding, (b) the total of the Class B Liquidation Preference on all shares of Class B Stock then outstanding, and (c) the total of the Class C Liquidation Preference on all shares of Class C Stock then outstanding.

          "Packaging" means Huntsman Packaging Corporation, a Utah corporation.

          "Packaging Allocated Expenses" means, for each year, the taxes and operating expenses of the Corporation which result from transactions with Packaging or are otherwise allocated to Packaging (in accordance with the applicable policies and practices of the Corporation).

          "Packaging Royalty" means the royalty payable by Packaging to the Corporation in accordance with that certain Huntsman Trademark License Agreement, dated as of December 30, 1996, as the same may be amended from time to time.

          "Petrochemical" means Huntsman Petrochemical Corporation, a Delaware corporation.

          "Petrochemical Allocated Expenses" means, for each year, the taxes and operating expenses of the Corporation which result from transactions with Petrochemical or are otherwise allocated to Petrochemical (in accordance with the applicable policies and practices of the Corporation).

          "Petrochemical Royalty" means the royalty payable by Petrochemical to the Corporation in accordance with that certain Huntsman Trademark License Agreement, dated as of December 30, 1996, as the same may be amended from time to time.

          "Redemption" means the purchase of shares of Class A Stock, Class B Stock or Class C Stock by the Corporation pursuant to and in accordance with Sections 2.6, 3.6 or 4.6 above.

          "Redemption Notice" means the notice to be provided by the Corporation to a Class A Shareholder, a Class B Shareholder or a Class C Shareholder in accordance with Sections 2.6(a), 3.6(a) or 4.6(a) above and which shall state (a) the name and address of the applicable Shareholder, (b) the number of shares to be purchased by the Corporation, (c) the amount of the Class A Liquidation Preference, the Class B Liquidation Preference or the Class C Liquidation Preference, as applicable, (d) instructions for the surrender of the Class A Certificates, the Class B Certificates or the Class C Certificates, as applicable, and (e) the date of the Redemption.

          "Shareholders" means, collectively, the Common Shareholders, the Class A Shareholders, the Class B Shareholders and the Class C Shareholders.

ARTICLE IV

OFFICER AND DIRECTOR LIABILITY

        1.     The Corporation shall indemnify and advance expenses to its directors, officers, employees, fiduciaries or agents and to any person who is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or of an employee benefit plan (and their respective estates or personal representatives) to the fullest extent as from time to time permitted by Utah law.

        2.     The personal liability of the directors and officers of the Corporation to the Corporation or its shareholders, or to any third person, shall be eliminated or limited to the fullest extent as from time to time permitted by Utah law.

        3.     Any repeal or modification of this Article V by the shareholders of the Corporation shall not adversely affect any right or protection of any person existing at the time of such repeal or modification.

Exhibit B

        The provisions for implementing the exchange and cancellation of issued and outstanding shares of the Corporation are as follows:

  The One Thousand (1,000) issued and outstanding shares of Common Stock of the Corporation (the "Old Common Stock") shall be exchanged for One Thousand (1,000) shares of the reclassified Common Stock of the Corporation. Upon such exchange, the Old Common Stock shall be canceled.

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ARTICLES OF RESTATEMENT OF THE ARTICLES OF INCORPORATION OF HUNTSMAN GROUP INTELLECTUAL PROPERTY HOLDINGS CORPORATION January 15, 1997
MAILING ADDRESS
Exhibit A
AMENDED AND RESTATED ARTICLES OF INCORPORATION OF HUNTSMAN GROUP INTELLECTUAL PROPERTY HOLDINGS CORPORATION
ARTICLE I NAME
ARTICLE II PURPOSES AND POWERS
ARTICLE III CAPITALIZATION
ARTICLE IV OFFICER AND DIRECTOR LIABILITY
Exhibit B